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                                                                     EXHIBIT 5.1

                 [Letterhead of Sonnenschein Nath & Rosenthal]



                                  June 9, 2000

Open Port Technology, Inc.
676 North St. Clair Street
Chicago, Illinois 60611

Ladies and Gentlemen:

     We have acted as special counsel to Open Port Technology, Inc., a Delaware corporation (the "Company"), in connection with (i) the filing by the Company of a Registration Statement on Form S-1 (Reg. No. 333-34040) on April 5, 2000 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), including amendments thereto and a prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") and (ii) the underwritten public offering of up to 4,600,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), to be issued and sold pursuant to an underwriting agreement between the Company and the underwriters named therein (the "Underwriting Agreement").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation of the Company, the By-laws of the Company, various resolutions of the Board of Directors of the Company, and such other documents, agreements, instruments, records, certificates of public officials, certificates of officers or representatives of the Company and others, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties we have assumed that such parties had the power, corporate and otherwise, to enter into and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate and otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. Additionally, we have assumed (i) that the Shares will be sold to the underwriters in accordance with the Underwriting Agreement at a price established by the Board of Directors of the Company, or a committee thereof in accordance with Section 153 of the Delaware General Corporation Law and (ii) that the reincorporation of Open Port Technology, Inc., an Illinois corporation (the

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Company's predecessor), referred to in the Registration Statement will be effective prior to the issuance of the Shares.

     We are opining only as to the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability or the affect of any other laws or as to any matters of municipal law or of any other local agencies within any state.

     Based upon and subject to the foregoing, we are of the opinion that when
(i) the Registration Statement has become effective under the Securities Act, provided no stop order has been issued by the Commission relating thereto, (ii) the Underwriting Agreement has been duly executed and delivered, (iii) certificates representing the Shares in the form of the specimen certificate examined by us have been countersigned by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and (iv) the Shares have been delivered to, and paid for by, the underwriters as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. We do not, in giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                               Very truly yours,

                               Sonnenschein Nath & Rosenthal



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